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                                                                    EXHIBIT 2.6

                                MERGER AGREEMENT

         This Merger Agreement (this "Agreement") is entered into as of February 4, 1997 by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"); REPUBLIC WASTE COMPANIES HOLDING CO., a Delaware corporation and wholly-owned subsidiary of Republic ("Republic Holding"); and RI/YWD MERGER CORP. ("RI/YWD"), a Pennsylvania corporation and wholly-owned subsidiary of Republic Holding (sometimes hereinafter referred to as the "Republic Merger Sub," and together with Republic and Republic Holding, the "Republic Companies"); YORK WASTE DISPOSAL, INC. (the "Company"), a Pennsylvania corporation; and SCOTT R. WAGNER, ROBERT A. KINSLEY, PATRICK A. KINSLEY, JONATHAN R. KINSLEY, CHRISTOPHER A. KINSLEY, TIMOTHY J. KINSLEY and ROBERT ANTHONY KINSLEY, each a resident of the State of Pennsylvania; who together constitute all of the shareholders of the Company (together, the "Shareholders"). Certain other capitalized terms used herein are defined in
Article X and throughout this Agreement.


                                    RECITALS

         The Boards of Directors of Republic and the Company have determined that it is in the best interests of their respective shareholders for Republic to acquire through Republic Holding the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized the Republic Merger Sub as a wholly-owned subsidiary of Republic Holding, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Sub with and into the Company so that the Company continues as the surviving corporation. As a result, the Company will become a wholly-owned subsidiary of Republic Holding, and each of the Shareholders will be issued certain shares of common stock of Republic.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Business Corporations Law of 1988 of the Commonwealth of Pennsylvania (the "Corporations Code"), at the Effective Time (as defined below) Republic Merger Sub shall be merged with and into the Company (the "Merger") pursuant to the terms and conditions set forth in






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the Plan of Merger annexed hereto as Exhibit A (the "Plan of Merger").  The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of Republic Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Republic's counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree.

         1.3 PLAN OF MERGER. Pursuant to the Plan of Merger, an aggregate of 1,131,579 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") (the "Purchase Price") will be issued in the Merger in exchange for all of the issued and outstanding shares of capital stock of the Company. Notwithstanding the foregoing, the Purchase Price shall be reduced by (i) all Indebtedness (as defined below) of the Company in excess of $9,000,000.00, and (ii) the amount, if any, by which the Working Capital (as defined below) of the Company is less than Zero Dollars ($0) (collectively items (i) and (ii) are referred to herein as the "Purchase Price Adjustment," which amount shall be calculated as of the Effective Date). The amount of the Purchase Price Adjustment shall be divided by $38.00, and the quotient so calculated shall be deducted from the number of shares of Republic Common Stock based on the Purchase Price to be issued hereunder as of the Effective Date. For purposes of determining the Purchase Price Adjustment, (i) "Indebtedness" shall include the aggregate amount of all liabilities and indebtedness for borrowed money, whether owed to a bank or any other Person, and any interest which has accrued but remains unpaid thereon, and remaining payments on capitalized equipment leases and operating equipment leases; (ii) "Working Capital" shall mean the difference, if any, between the Current Assets and the Current Liabilities of the Company; (iii) "Current Assets" shall mean all current assets determined in accordance with GAAP; and (iv) "Current Liabilities" shall mean the sum of (a) current liabilities (excluding the current portion of long-term indebtedness) determined in accordance with GAAP and (b) any consulting, accounting, legal or other similar fees and expenses paid or payable by the Company to any Person relating to the transactions contemplated by this Agreement.

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Secretary of State of the Commonwealth of Pennsylvania, in such form as Republic determines is required by and is in accordance with the relevant provisions of the Corporations Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 ISSUANCE OF REPUBLIC SHARES; DELIVERY OF CERTIFICATES. At the Effective Time, each of the Shareholders shall deliver the certificates representing all issued and outstanding shares of Company Common Stock to Republic for cancellation; and Republic shall issue to each Shareholder





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the shares of Republic Common Stock issuable pursuant to Section 1.3 (the shares of Republic Common Stock, including the Held Back Shares, issuable by Republic in the Merger are sometimes referred to herein as the "Republic Shares"), registered in the name of such Shareholder based on the number of shares of Company Common Stock owned by such Shareholder on the Effective Date as set forth on Schedule 3.5 and shall deliver such shares in the following manner: (i) Republic shall set aside and hold in accordance with Article VIII certificates evidencing an aggregate of 113,158 shares of Republic Common Stock (the "Held Back Shares"); and (ii) Republic shall deliver to each such Shareholder one or more certificates evidencing an aggregate of 1,018,421 shares of Republic Common Stock.

         1.6 PURCHASE PRICE ADJUSTMENT. At least two days prior to the Closing Date, the Company and Republic shall estimate by mutual agreement the amount of the Purchase Price Adjustment, if any, as of the Effective Date for purposes of determining the number of Republic Shares to be delivered by Republic to the Shareholders at the Closing (which estimated amount is referred to herein as the "Estimated Amount"). Within 30 days after the Closing Date, Republic shall prepare and deliver to the Shareholders (in accordance with Section 12.1) a determination (the "Determination") of the actual amount of the Purchase Price Adjustment as of the Effective Date (which actual value is referred to herein as the "Actual Amount"). If, within 30 days after the date on which a Determination is delivered to the Shareholders, the Shareholders shall not have given written notice to Republic setting forth in detail any objection of the Shareholders to such Determination, then such Determination shall be final and binding on the parties hereto. In the event the Shareholders give written notice of any objection to such Determination within the 30-day period, Republic and the Shareholders shall use all reasonable efforts to resolve the dispute within the 30-day period following the delivery of the written notice. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to Arthur Andersen LLP for determination of the Actual Amount which shall be final and binding upon Republic and the Shareholders. Republic and the Shareholders shall contribute equally to costs (including fees and expenses charged by Arthur Andersen LLP in connection with the resolution of any such dispute). If the Actual Amount is greater than the Estimated Amount, such amount shall be deemed to be Indemnifiable Damages under Article VIII hereof and Republic may set off against the Held Back Shares the difference between the Actual Amount and the Estimated Amount (assuming a value per share for purposes of such calculation equal to the Closing Sale Price); provided, that any and all such Indemnifiable Damages shall not be applied against or subject to the Indemnification Threshold (as such term is defined in Article VIII hereof).

         1.7 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a purchase transaction by Republic for accounting purposes and as a tax-free reorganization under Section 368 of the Code.





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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally makes the following representations and warranties to the Shareholders:

         2.1 CORPORATE STATUS. Each of Republic and Republic Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Republic Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Republic Merger Sub is a wholly-owned subsidiary of Republic Holding.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be (i) validly issued, fully paid and non-assessable shares of Republic Common Stock, (ii) registered under the Securities Act and applicable Blue Sky Laws under effective registration statements and (iii) listed on the NASDAQ Stock Market.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. The authorized capital stock of Republic consists of 500,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of January 24, 1997, (i) 299,412,227 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of





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Republic, and (ii) no shares of preferred stock were issued and outstanding.
The Republic Shares to be issued in the Merger will be "voting stock" within the meaning of the Code.

         2.7 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Republic, nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the provisions hereof, will (a) conflict with or result in any breach of any provision of its First Amended and Restated Certificate of Incorporation, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, upon any of the properties or assets of Republic or any of its subsidiaries (the "Republic Subsidiaries") under any of the terms, conditions or provisions of any contract or lien, to which Republic or any Republic Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Republic or any Republic Subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Authority except (i) pursuant to the Exchange Act and the Securities Act, (ii) filings required under the securities or blue sky laws of the various states,
(iii) filings required under the HSR, (iv) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither individually or in the aggregate, have a Material Adverse Effect on Republic nor restrict Republic's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, or (v) any filings required to be made by the Company or the Shareholders.

         2.8 REPORTS AND FINANCIAL STATEMENTS. Within the last three years, except where failure to have done so did and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports").
Republic has previously furnished to the Company and made available to the Shareholders copies of all Republic Reports filed with the SEC since January 1, 1996, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Company and make available to the Shareholders, copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material





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fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Republic Reports filed by Republic with the SEC prior to the date of this Agreement, since December 31, 1995 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of Republic and the Republic Subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on the financial condition of Republic.

         2.10 ACCOUNTING AND TAX MATTERS. Neither Republic nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Republic from accounting from the business combinations to be effected by the Merger as a "purchase." Republic warrants that it has no present intention of disposing of any of the common stock of the Company to be received by Republic in the Mergers. Republic does not have any present intention to take any action to cause the Merger to lose its tax free status.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders jointly and severally makes the following representations and warranties to Republic:

         3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         3.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders resides in the Commonwealth of Pennsylvania, and has the requisite power, competence and authority to





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execute and deliver this Agreement, to perform each of their respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to the Company, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as otherwise set forth on Schedule 3.17C, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE COMPANY. Schedule 3.5 sets forth, with respect to the Company, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares as is set forth on Schedule 3.5, free and clear of all Liens, restrictions and claims of any kind.

         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate or conflict with





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any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or any of the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Republic.

         3.7 RECORDS OF THE COMPANY. The copies of the respective articles of incorporation and bylaws of the Company which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to Republic for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to Republic, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

         3.8 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Shareholders have delivered to Republic the financial statements of the Company, including the notes thereto, for the year ended December 31, 1996, audited by Miller & Company, copies of which are attached to Schedule 3.9A hereto. The balance sheet of the Company dated as of December 31, 1996, included in the Financial Statements are referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Company fully and fairly reflect all of its transactions, properties, assets and liabilities. Except as disclosed on Schedule 3.9B, there are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the





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notes thereto.  The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet of the Company, the Company has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $25,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any written employment agreement or any other employment agreements other than "at will" employment agreements; (xv) terminated, amended or modified any agreement involving an amount in excess of $25,000, except in the ordinary course of business; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE COMPANY. Except as set forth on Schedule 3.12, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with





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GAAP consistently applied, were not recorded thereon.  The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest, and including remaining payments on capitalized equipment leases and operating equipment leases, of the Company, will not exceed $10.0 million, and its net worth will be no less than $4.1 million, as of the Effective Time.

         3.12 LITIGATION. Except as set forth in Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting the Company, or any of its properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

         3.13    ENVIRONMENTAL MATTERS.

                          (a)     The Company (as defined in clause (h) below)
is and has at all times been in full compliance with all Environmental Laws (as defined in clause (h) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (h) below) and Handling (as defined in clause
(h) below) of Hazardous Substances (as defined in clause (h) below) or other Waste (as defined in clause (h) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (h) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                          (b)     Except with respect to matters disclosed in
Schedule 3.12, there are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Republic or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company, including, without limitation:
(i) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where the Company has transported, transferred or disposed of other Waste; (iii) Notices or Proceedings relating to the Company being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to the Company being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                          (c)     Except as disclosed in Schedule 3.13B(1), the
Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances or other Waste to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste; (ii) any real property currently or previously owned or leased by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent; or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                 (d) Schedule 3.13A identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or leased by the Company which have involved the Handling or Discharge of Hazardous Substances. None of the operations and activities listed on Schedule 3.13A have had nor will they have a Material Adverse Effect on the use and occupancy of any such real property.

                 (e) Schedule 3.13B(2) identifies the locations to which the Company has ever transferred, transported, hauled, moved, or disposed of Waste and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                 (f) Except as set forth on Schedule 3.13C, the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (h) below) or Underground Storage Tanks (as defined in clause (h) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by the Company that are required to be registered under applicable Environmental Laws. There has been no Discharge from any Aboveground Storage Tanks or Underground Storage Tanks set forth on Schedule 3.13C.


                 (g) Schedule 3.13D identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its 12 agents or, to the knowledge of the Company, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) Schedule 3.13E identifies all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) Schedule 3.13F identifies all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or leased by the Company.

                 (h) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

                 "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                 "Company" means the Company, Lancaster Waste Disposal, Inc., America's Recycling Center, Inc. and the businesses referred to in
         Schedule 3.30B.

                 "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                 "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. Section 7401-7642); the Toxic Substances

         Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.
         Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA").

                 "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                 "Hazardous Substances" shall be construed to include any toxic or hazardous material, or waste, and any other contaminant or pollutant whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                 "Licenses" means all licenses, certificates, permits, approvals and registrations.

                 "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

                 "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

         3.14 REAL ESTATE. The Company does not own any real property or any interest therein. Schedule 3.14 sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company is a party (copies of which have previously been furnished to Republic), in each case, setting forth
(A) the lessor and lessee thereof and the date and term of each of the Leases,
(B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default
or breach under any such Lease.   No event has occurred which, with the passage
of time or the giving of notice or both, would cause a material breach of or
default under any of such Leases.   There is no breach or anticipated breach by
any other party to such Leases.  With respect to each such Leased Premises:

                      (i) The Company has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                      (ii) The portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat;

                    (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and
         (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                      (iv) The Company has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

         3.15    GOOD TITLE TO AND CONDITION OF ASSETS.

                 (a) The Company has good and marketable title to all of its Assets (as hereinafter defined) and except as set forth on Schedule 3.15A, free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                 (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet. Schedule 3.15B lists the vehicles owned, leased or used by the Company, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased, if it is used to transport, transfer, handle, dispose or haul Waste materials.

         3.16    COMPLIANCE WITH LAWS.

                 (a) The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

                 (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

                 (c) The Company is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                 (d) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17A sets forth the name, address, social security number and current rate of compensation of the employees of the Company. Except as set forth on Schedule 3.17B, the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise.
Schedule 3.17C contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Company is a party or under which it has an obligation:
(i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. The Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18    EMPLOYEE BENEFIT PLANS.

                 (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                 (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                 (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                 (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of the Company have been timely paid; (ii) the Company has not incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                 (e) Welfare Plans. (i) The Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                 (f) Controlled Group Liability. Neither the Company, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                 (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

         3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company have been paid and are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in Schedule 3.19 hereto: (i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against the Company for any period for which Tax Returns have been filed; (xii) the Company has not made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction; and (xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past three years have been furnished or made available to Republic; (xvii) the Company will not be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or
Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by Republic by virtue of the transactions completed in this Agreement; and (xix) the Company has duly and validly filed an election for "S" corporation status under the Code, and such "S" election has not been revoked or terminated and neither the Company nor the Shareholders have taken any action which would cause a termination of such "S" election.

         3.20 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this

Agreement. The Company has complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21    RECEIVABLES.   All of the Receivables (as hereinafter defined)
are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including those set forth on the Current Balance Sheet and all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its respective businesses and operations, including with respect to the operation of each of the Leased Premises. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets and the Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items essential to the conduct of its business will or has threatened to terminate its business relationship with it for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. Except as set forth in
Schedule 3.23, no officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         3.24 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract furnished to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more, excluding standard waste collection and disposal contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Company in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Ten Thousand Dollars ($10,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same;
(e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of the Company;
(f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. Schedule 3.26 is a true, correct and complete list of all existing municipal, county or city or other large customers (collectively, the "Material Customers") of the Company who have entered into valid and enforceable long-term (i.e., more than one year) waste collection and disposal, recycling or other franchises or agreements with the Company. True, correct and complete copies of such franchises and agreements, and any ordinances relating thereto, have been furnished by the Shareholders to Republic. Other than the Material Customers listed on Schedule 3.26, no customer of the Company as of the date of this Agreement accounts for more than 1% of its annual revenue. Schedule 3.26 sets forth each Material Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged. The average gross monthly revenue generated for the Company by all of its customers during the six (6) calendar month period immediately following the Effective Date
(the "Test Period") will not be less than $3,200,000.00 per month.

         3.27 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No representation, statement or information made or furnished by the Shareholders to Republic or any of Republic's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company and the Shareholders, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholders have provided Republic with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.28 SECURITIES LAW MATTERS. Each of the Shareholders is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each of the Shareholders acknowledge receiving a prospectus of Republic in accordance with the requirements of the Securities Act. Each of the Shareholders represent that they have such knowledge and experience in business or financial matters that are capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.29 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 3.29 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on Schedule 3.14 and the Company's principal place of business and chief executive offices are indicated on
Schedule 3.14, and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on Schedule 3.14.

         3.30 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on Schedule 3.30A. Except as set forth on Schedule 3.30B, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.31 NO COMMISSIONS. Neither the Company nor the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice. The Company shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                 (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                 (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice (except for distributions to the Shareholders of the certain assets more particularly described in Schedule 4.1(b) attached hereto);

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for distributions to the Shareholders in amounts reasonably necessary for the Shareholders to pay taxes with respect to the taxable income of the Company, which amounts are consistent with past practices of the Company);

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                 (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                 (f) subject to the provisions of any agreements referenced on Schedule 3.17C, increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                 (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice; provided, however, that the Shareholders may, at their option, provide the Company with additional capital to be applied by the Company to increase Working Capital;

                 (i) other than in the ordinary course of its business, increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                 (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or The NASDAQ Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4     HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) make promptly (and in no event later than five (5) business days following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5     ACCESS TO INFORMATION.   From the date hereof to the Effective
Time, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Shareholders shall give prompt notice to Republic of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX TREATMENT. Republic, the Company and the Shareholders will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and do not presently intend to take any action after the Merger is effected to cause the Merger to lose its tax-free status. All parties hereto agree to file the Plan of Merger with its respective federal income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case Republic will consult with an officer of the Company prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. The Company, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholders will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 RESTRICTIVE COVENANTS. In order to assure that Republic will realize the benefits of the Merger, each of the Shareholders jointly and severally agrees with Republic that he will not for a period of three years from the Effective Time:

                 (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the counties set forth in

         Schedule 5.10 attached hereto in the states of Pennsylvania or Maryland in which the Company presently conducts business which is directly or indirectly in competition with the business conducted by the Company at the Effective Time; provided, however, that, (i) the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section, (ii) Kinsley Construction, Inc., an affiliate of certain Shareholders, may, from time to time, engage in demolition activities and remove and transport construction and demolition debris solely in connection with its construction and demolition business as currently conducted, and (iii) Advantage Recovery LLC, an affiliate of certain of the Shareholders, may engage in the processing of recycled materials at its present facility in Baltimore County, Maryland and the transporting of recycled products from such facility, as currently conducted by it;

                 (b) directly or indirectly (i) induce any Person which is a customer of the Company at the Effective Time to patronize any business directly or indirectly in competition with the business conducted by the Company; (ii) canvass, solicit or accept from any Person which is a customer of the Company, any such competitive business; or (iii) request or advise any Person which is a customer of the Company at the Effective Time to withdraw, curtail or cancel any such customer's business with the Company or its successors;

                 (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company at or within six months prior to the Effective Time, or in any manner seek to induce any such person to leave his or her employment; and

                 (d) directly or indirectly, at any time following the Effective Time, in any way utilize, disclose, copy, reproduce or retain in his possession the Company's proprietary rights or records, including, but not limited to, any of its customer lists.

The Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect Republic after the Effective Time. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Republic and upon breach of any provision of this Section, Republic shall be entitled to injunctive relief, specific performance or other equitable relief;

provided, however, that, this shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

         5.11 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. At its sole expense, Republic shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Shareholders shall provide Republic or its designated agents or consultants with the access to such property which Republic, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to Republic in its sole discretion, then Republic may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

         5.12 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, neither the Company nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on The NASDAQ Stock Market or otherwise.

         5.13 LEASES. At or prior to the Effective Time, (i) the Company and the Shareholders shall enter into lease amendments with respect to the headquarters facility and the recycling facility of the Company located at 1110 East Princess Street, York, Pennsylvania upon such commercially reasonable terms reasonably acceptable to Republic, the Company and the Shareholders, and
(ii) the Company and Concord Road Associates shall enter into a lease with respect to that certain C&D facility located at Concord Road, York, Pennsylvania, for an initial two-year term commencing the Effective Date and containing successive renewal options, at the option of the Company and at the annual rent specified in the current lease, as follows: (A) a two-year renewal term immediately following the initial two-year term and (B) two successive five- year renewal terms, and containing such other commercially reasonable terms reasonably acceptable to Republic and Concord Road Associates.

         5.14 NASDAQ LISTING. During the three (3) years following the Effective Date, Republic shall use reasonable efforts to maintain its listing on the NASDAQ Stock Market or other nationally-recognized securities exchanges.

                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company and the Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholders.

         6.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time,
(ii) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of good standing of the Company issued by the Secretary of State of the Commonwealth of Pennsylvania and each other state in which the Company is qualified to do business as of a date not more than thirty days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of the Company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Date from counsel for the Company and the Shareholders, in form and substance acceptable to the Republic Companies, to the effect that:

                          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                          (ii) The Company has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Merger;

                          (iii) All issued and outstanding shares of capital stock of the Company are owned as set forth on Schedule 3.5 hereto;

                          (iv) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Change in the properties, business or prospects or in the condition of the Company which questions the validity of this Agreement; and

                          (v) This Agreement is a valid and binding obligation of the Company, and the Shareholders, and enforceable against the Company and the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         6.5 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 ACKNOWLEDGMENT OF PROSPECTUS DELIVERY AND RULE 145 RESTRICTIONS. At or prior to the Closing, the Shareholders shall have delivered to Republic a letter acknowledging receipt of a prospectus in accordance with the Securities Act and compliance with the restrictions of Rule 145 under the Securities Act, in form and substance satisfactory to the Republic Companies.

         6.7 COMPANY COMMON STOCK. At the Closing, each of the Shareholders shall have delivered to Republic all certificates evidencing the shares of capital stock of the Company held by them.

         6.8 STOCK POWERS. At the Closing, each of the Shareholders shall have delivered to Republic in escrow, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

         6.9 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.10 BOARD APPROVAL. The Board of Directors of Republic shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

         6.11 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         6.12 DUE DILIGENCE REVIEW. Republic shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to
Section 5.11.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2     NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY.
Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of the Republic Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Republic Companies, and (iii) none of the properties and assets of the Republic Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect on Republic and the Republic Companies taken as a whole, and there shall have been delivered to the Company and the Shareholders a certificate to that effect, dated the Effective Date and signed on behalf of Republic.

         7.3 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders (i) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them.

         7.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which in the judgment of the Company and the Shareholders makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         7.5 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         7.6 OPINION OF COUNSEL. The Company and the Shareholders shall have received an opinion dated as of the Closing Date from counsel for Republic, in form and substance acceptable to the Company and the Shareholders, to the effect that:

                          (a)     Republic is a corporation duly incorporated,
validly existing and in good standing under the laws of the State of Delaware;

                          (b)     Republic has obtained all necessary
authorizations and consents of its Board of Directors to effect the transactions contemplated hereby and the consent of its shareholders is not required;

                          (c)     the Republic Shares, when issued in
connection with the transactions contemplated hereby, will be duly authorized, validly issued, fully paid and nonassessable; and

                          (d)     this Agreement is a valid and binding
obligation of Republic, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         7.7 TAX OPINION. The Company and the Shareholders shall have received an opinion of counsel reasonably acceptable to them confirming that the Merger is a tax-free reorganization under Section 368(a) of the Code.

         7.8 STOCK REGISTRATION AND LISTING. The Republic Shares shall remain subject to effective registration statements under the Securities Act and applicable state blue sky laws and have been authorized for listing on the NASDAQ Stock Market.

         7.9 RELEASE OF PERSONAL LIABILITIES OF THE SHAREHOLDERS. Republic shall use reasonable efforts to obtain from each appropriate third party referred to in Schedule 7.9, a release of all liabilities of the Shareholders for the obligations of the Company, contingent or otherwise, referred to therein. To the extent that Republic is unable to obtain any such releases, Republic agrees to indemnify and hold harmless Shareholders for any losses, claims or damages incurred by them for any such unreleased liabilities.


                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. The Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic arising out of or resulting from
(i) any breach of a representation or warranty made by the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company or any Shareholder in or pursuant to this Agreement, or (iii) any inaccuracy in any certificate delivered by the Company or any Shareholder pursuant to this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full.

         8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders and Republic in this Agreement or pursuant hereto shall survive the Effective Time for a period of one year after the Effective Time except for the representations and warranties contained in Sections 3.13, 3.16, 3.18 and 3.19, which shall expire at the time the last applicable period of limitations expires for enforcement by an applicable governmental authority. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         8.3 RECURRING REVENUE. In the event that Republic shall have determined that the actual average gross combined monthly revenue generated by the Company from its customers during the Test Period was less than the amount represented and warranted in Section 3.26, then, notwithstanding any other provision of this Agreement to the contrary, an amount equal to 16.25 times the deficiency shall be deemed to be the amount of the loss, damage or expense incurred as a result of such breach of the representation and warranty set forth in Section 3.26 for purposes of this Section. Such determination shall be made within seven (7) months following the Effective Date.

         8.4 SECURITY FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholders to indemnify and hold Republic harmless as described in this Article at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. The Shareholders hereby grant Republic a first priority security interest in the Held Back Shares. Republic may set off against the Held Back Shares any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                 (a) Republic shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Republic claims to have sustained by reason thereof, and (ii) the basis of such claim;

                 (b) Unless the Indemnifiable Damages arise from a claim of a third party with respect to which (i) the Shareholders have agreed in writing to assume the defense of and pay all resulting costs, liabilities, judgments or settlements thereunder and (ii) Republic has previously consented in writing to such arrangement, which consent is in the sole discretion of Republic, then such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                 (c) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Republic may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Shareholders, one appointed by Republic and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties;

                 (d) For purposes of any set off described under this Section, the Held Back Shares shall be valued at the Closing Sale Price.

         8.5 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Republic subject to the terms of this Article, all shares of Republic Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         8.6 DELIVERY OF HELD BACK SHARES. Republic agrees to deliver to the Shareholders no later than ten (10) business days following the first anniversary of the Effective Date any Held Back Shares then held by it unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event only so many of the Held Back Shares as determined by Republic in its sole discretion, to be necessary to cover such claim, valued at the Closing Sale Price, shall be retained and the remainder of the Held Back Shares shall be released to the Shareholders free and clear of Republic's security interest thereon. Any Held Back Shares remaining on deposit after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction. Republic agrees to advise the Shareholders of the number of Held Back Shares it determines to retain pursuant to this provision.

         8.7 NO BAR. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         8.8 INDEMNIFICATION THRESHOLD. Excluding any Indemnifiable Damages arising in connection with or relating to (i) Section 1.6, (ii) the following disposal sites (NPL) referred to on Schedule 3.13B(1) : (A) Keystone Sanitation Co., Inc., (B) Modern Landfill and (C) York County Solid Waste Authority, (iii) the 1 Holland Ave location referred to on Schedule 3.13A, (iv)
Section 5.11; and (v) Section 8.3, the Shareholders shall not be liable to Republic with respect to any claim for Indemnifiable Damages unless the aggregate amount of all Indemnifiable Damages incurred by Republic exceeds an aggregate of $520,000.00 (the "Indemnification Threshold"), in which case the Shareholders shall be only liable for the amount of such Indemnifiable Damages above the Indemnification Threshold.

                                   ARTICLE IX

                             SECURITIES LAW MATTERS

         The Shareholders agree as follows with respect to the sale or other disposition after the Effective Time of the Republic Shares:

         9.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of Republic Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under the Securities Act, (b) in accordance with Rule 145(d) under the Securities Act, or (c) pursuant to an effective registration statement filed by Republic with the SEC under the Securities Act. To the extent the Shareholders comply with the provisions of Rule 145(d) under the Securities Act in effecting sales of the Republic Shares, Republic agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for the shareholders to sell, transfer and/or dispose of the Republic Shares in accordance with Rule 145(d).

         9.2 LEGEND. The certificates representing the Republic Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Republic may, unless a registration statement is in effect covering such shares or unless the Shareholders comply with Rule 145(d), place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE X

                                  DEFINITIONS

         10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Closing Sale Price" shall mean $38.00 per share of Republic Common Stock issued pursuant to the terms hereunder.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         10.2    OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI

                                  TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                 (b) by Republic in the event of a material breach by the Company or any of the Shareholders of any provision of this Agreement; or

                 (c) by the Company in the event of a material breach by Republic of any provision of this Agreement; or

                 (d) by either Republic or the Company if the Closing shall not have occurred by April 15, 1997.

         11.2 EFFECT OF TERMINATION. Except for the provisions of Article VIII hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                 (a)      IF TO ANY OF THE REPUBLIC COMPANIES TO:

                          Republic Industries, Inc.
                          450 East Las Olas Blvd., Suite 1200
                          Ft. Lauderdale, FL 33301
                          Attn:     Richard L. Handley, General Counsel
                          Telecopy:  (954) 713-2120

                          WITH A COPY TO:

                          Akerman, Senterfitt & Eidson, P.A.
                          One Southeast Third Avenue, 28th Floor
                          Miami, Florida 33131
                          Attention: Jonathan L. Awner, Esq.
                          Telecopy:  (305) 374-5095

                 (b)      IF TO THE COMPANY AND/OR THE SHAREHOLDERS TO:

                          Mr. Robert A. Kinsley
                          c/o Kinsley Construction, Inc.
                          2700 Water Street
                          York, Pennsylvania 17403
                          Telecopy:  (717) 741-5292

                          AND

                          Mr. Scott R. Wagner
                          550 Hess Farm Road
                          Dallastown, Pennsylvania 17313
                          Telecopy:  (717) 845-5301

                          WITH A COPY TO:

                          Barley, Snyder, Senft & Cohen, LLP
                          100 East Market Street
                          York, Pennsylvania 17401
                          Attention: Jeffrey D. Lobach, Esq.
                          Telecopy:  (717) 843-8492

         Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

         12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         12.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Republic and the Shareholders each hereby agree to pay one-half ( 1/2) of the applicable filing fees with respect to any required HSR Act filings.

         12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholders without the prior written consent of Republic.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         12.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        REPUBLIC INDUSTRIES, INC., a Delaware
                                        corporation



                                        By: /s/ Richard L. Handley
                                            ------------------------------------
                                            Richard L. Handley, President



                                        REPUBLIC WASTE COMPANIES HOLDING
                                        CO., a Delaware corporation



                                        By: /s/ Richard L. Handley
                                            ------------------------------------
                                            Richard L. Handley, President



                                        RI/YWD MERGER CORP., a Pennsylvania
                                        corporation



                                        By: /s/ Richard L. Handley
                                            ------------------------------------
                                            Richard L. Handley, President



                                        YORK WASTE DISPOSAL, INC., a
                                        Pennsylvania corporation




                                        By: /s/ Scott R. Wagner
                                            ------------------------------------
                                            Scott R. Wagner, President



                                            /s/ Scott R. Wagner
                                            ------------------------------------
                                            SCOTT R. WAGNER, individually



                                            /s/ Robert A. Kinsley
                                            ------------------------------------
                                            ROBERT A. KINSLEY, individually

                                            /s/ Patrick A. Kinsley
                                            ------------------------------------
                                            PATRICK A. KINSLEY, individually



                                            /s/ Jonathan R. Kinsley
                                            ------------------------------------
                                            JONATHAN R. KINSLEY, individually



                                            /s/ Christopher A. Kinsley
                                            ------------------------------------
                                            CHRISTOPHER A. KINSLEY, individually



                                            /s/ Timothy J. Kinsley
                                            ------------------------------------
                                            TIMOTHY J. KINSLEY, individually



                                            /s/ Robert Anthony Kinsley
                                            ------------------------------------
                                            ROBERT ANTHONY KINSLEY, individually